EXHIBIT 3.2
                                 -----------


                                   BY-LAWS
                                     OF
                WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                          (A Delaware corporation)
                      as amended through May 20, 1999


                                  ARTICLE 1
                         OFFICES; REGISTERED AGENT
                         -------------------------

     ss. 1.1. Registered Office And Agent. The corporation shall maintain in the State of Delaware, a registered office and a registered agent whose business office is identical with such registered office.

     ss. 1.2. Principal Business Office. The corporation shall have its principal business office at such location within or without the State of Delaware as the board of directors may from time to time determine. The corporation may have other offices within or without the State of Delaware.


                                   ARTICLE 2
                                 STOCKHOLDERS
                                 ------------

         ss. 2.1. Annual Meeting. The annual meeting of the stockholders shall be held at such date and time as the directors shall determine by resolution; provided, however, that if by April 1 of any year the directors have not determined a date and time, the annual meeting in that year shall be held on the second Tuesday in June at 10:00 a.m. Each annual meeting shall be held for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the date fixed for an annual meeting shall be a holiday, such meeting shall be held on the next succeeding business day.

         ss. 2.2. Special Meetings. Special meetings of the stockholders of the corporation may be called by the president or by the board of directors and shall be called promptly by or at the direction of the secretary at the request in writing of the holders of outstanding shares of stock of the corporation having not less than 60% of the voting power of all of the outstanding shares of stock of the corporation (considered as a single class) entitled to vote at elections of directors, provided that such request shall state the purpose or purposes of the proposed meeting, or as otherwise required by the certificate of incorporation.

         ss. 2.3. Place Of Meetings. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors, but if no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation; provided, however, that for any meeting of the stockholders for which a waiver of notice designating a place is signed by all of the stockholders, then that shall be the place for the holding of such meeting.

         ss. 2.4. Notice Of Meetings. Written or printed notice stating the place, date and hour of the meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at the meeting, not less than 10 nor more than 60 days before the date of the meeting, or in the case of a meeting called for the purpose of acting upon a merger or consolidation not less than 20 nor more than 60 days before the meeting. Such notice shall be given by or at the direction of the secretary. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. If delivered (rather than mailed) to such address, such notice shall be deemed to be given when so delivered.
          When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or unless a new record date is fixed for the adjourned meeting.

     ss. 2.5. Waiver of Notice. A waiver of notice in writing signed by a stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a stockholder in person or by proxy at a meeting of stockholders shall constitute a waiver of notice of such meeting except when the stockholder or his or her proxy attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     ss. 2.6. Meeting Of All Stockholders. If all of the stockholders shall meet at any time and place, either within or without the State of Delaware, and shall, in writing signed by all of the stockholders, waive notice of, and consent to the holding of, a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     ss. 2.7.  Record Dates.
         (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
         (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation at its registered office in the State of Delaware or at its principal place of business. If no record date has been fixed by the board of directors and prior action by the board of directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.
         (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
         (d) Only those who shall be stockholders of record on the record date so fixed as aforesaid shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to consent to such corporate action in writing, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding the transfer of any stock on the books of the corporation after the applicable record date.

         ss. 2.8. Lists Of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the municipality where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, for inspection by any stockholder who may be present.

         ss.2.9. Quorum And Vote Required For Action. Except as otherwise provided in the certificate of incorporation of the corporation, the holders of stock of the corporation having a majority of the total votes which all of the outstanding stock of the corporation would be entitled to cast at the meeting, when present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that where a separate vote by a class or classes is required, the holders of stock of such class or classes having a majority of the total votes which all of the outstanding stock of such class or classes would be entitled to cast at the meeting, when present in person or by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter; provided, further, that if a quorum is not present, then holders who are present in person or by proxy representing a majority of the votes cast may adjourn the meeting from time to time without further notice and where a separate vote by a class or classes is required, then holders of shares of such class or classes who are present in person or by proxy representing a majority of the votes of such class or classes cast may adjourn the meeting with respect to the vote on that matter from time to time without further notice. If a quorum is present at any meeting of the stockholders, (a) in all matters other than the election of directors, a majority of the votes entitled to be cast by those stockholders present in person or by proxy shall be the act of the stockholders except where a separate vote by class or classes is required, in which case a majority of the votes entitled to be cast by the stockholders of such class or classes present in person or by proxy shall be the act of the stockholders of such class or classes, and (b) each director shall be elected by a plurality of the votes entitled to be cast by those stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of such director, unless, in each case, a different number of votes is required by statute or the certificate or incorporation of the corporation. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

         ss. 2.10.  Proxies.
     (a) Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no proxy shall be valid after three years from its date unless otherwise provided in the proxy.
     (b) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as a proxy pursuant to subsection (a) of this Section, the following shall constitute a valid means by which a stockholder may grant such authority.
     (1) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.
     (2) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.
     (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     ss. 2.11. Voting Of Shares. Each stockholder of the corporation shall be entitled to such vote (in person or by proxy) for each share of stock having voting power held of record by such stockholder as shall be provided in the certificate of incorporation of the corporation or, absent provision therein fixing or denying voting rights, shall be entitled to one vote per share.

     ss. 2.12. Voting By Ballot. Any question or any election at a meeting of the stockholders may be decided by voice vote unless the presiding officer shall order that voting be by ballot or unless otherwise provided in the certificate of incorporation of the corporation or required by statute.

         ss. 2.13. Inspectors. At any meeting of the stockholders the presiding officer may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each report of an inspector shall be in writing and signed by him or a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         ss. 2.14. Informal Action. Any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation at the office of its registered agent within the State of Delaware or at its principal place of business. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation at the office of its registered agent within the State of Delaware or at its principal place of business. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

                                   ARTICLE 3
                                   DIRECTORS
                                   ---------

     ss. 3.1. Powers. The business and affairs of the corporation shall be managed under the direction of its board of directors which may do all such lawful acts and things as are not by statute or by the certificate of incorporation of the corporation or by these by-laws directed or required to be exercised or done by the stockholders.

         ss. 3.2. Number, Election, Term of Office and Qualifications. The number of directors which shall constitute the whole board shall consist of not less than four (4) nor more than twelve (12) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by two-thirds of the entire board of directors, but no decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. At the 1999 annual meeting of stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 2000 annual meeting of stockholders, the term of office of the second class to expire at the 2001 annual meeting of stockholders and the term of office of the third class to expire at the 2002 annual meeting of stockholders, and with each class to hold office until its successors are elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these by-laws. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term to expire at the third succeeding annual meeting of stockholders after their election. Directors need not be stockholders.

     ss. 3.3. Vacancies. Except as provided in the certificate of incorporation of the corporation, vacancies occurring in the board of directors and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any newly created directorships shall be allocated among the classes of directors so as to cause the three classes to be as nearly equal in number as possible. Any director elected in accordance with this paragraph will hold office for the remainder of the full term of the class of directors in which the new directorship was created or such vacancy occurred or until his or her earlier death, resignation or removal in a manner permitted by statute or these by-laws.

     ss. 3.4. Regular Meetings. A regular meeting of the board of directors shall be held immediately following the close of, and at the same place as, each annual meeting of stockholders. No notice of any such meeting, other than this by-law, shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or as shall be specified in a written waiver signed by all of the directors. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

     ss. 3.5. Special Meetings. Special meetings of the board may be called by the president or any three directors. The person or persons calling a special meeting of the board shall fix the time and place at which the meeting shall be held and such time and place shall be specified in the notice of such meeting.

         ss. 3.6. Notice. Notice of any special meeting of the board of directors shall be given at least two business days previous thereto by written notice to each director at his or her business address or such other address as he or she may have advised the secretary of the corporation to use for such purpose. If delivered, such notice shall be deemed to be given when delivered to such address or to the person to be notified. If mailed, such notice shall be deemed to be given four business days after deposit in the United States mail so addressed, with postage thereon prepaid. If given by telegraph, such notice shall be deemed to be given the next business day following the day the telegram is given to the telegraph company. Such notice may also be given by telephone or other means not specified herein, and in each such case shall be deemed to be given when actually received by the director to be notified. Notice of any meeting Of the board of directors shall set forth the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors (regular or special) need be specified in the notice or waiver of notice of such meeting.

     ss. 3.7. Waiver Of Notice. A written waiver of notice, signed by a director entitled to notice of a meeting of the board of directors or of a committee of such board of which the director is a member, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice to that director. Attendance of a director at a meeting of the board of directors or of a committee of such board of which the director is a member shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         ss. 3.8. Quorum. At all meetings of the board of directors, a majority of the number of directors which constitute the whole board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors except as may be otherwise specifically provided by statute, the certificate of incorporation of the corporation or these by-laws. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     ss. 3.9. Attendance By Conference Telephone. Members of the board of directors or any committee designated by the board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such a meeting.

         ss. 3.10. Presumption Of Assent. A director of the corporation who is present at a duly convened meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     ss. 3.11. Informal Action. Unless otherwise restricted by statute, the certificate of incorporation of the corporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all the directors or by all the members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board of directors or of such committee.

     ss. 3.12. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and at each meeting of a committee of the board of directors of which they are members. The board of directors, irrespective of any personal interest of any of its members, shall have authority to fix compensation of all directors for services to the corporation as directors, officers or otherwise.

     ss. 3.13. Removal. Except as otherwise provided by statute or the certificate of incorporation of the corporation, so long as the board of directors is classified in accordance with Section 141(d) of the General Corporation Law of Delaware, any director or the entire board of directors may be removed by the stockholders only for cause by a majority of the votes entitled to be cast at an election of directors.

                                   ARTICLE 4
                                   COMMITTEES
                                   ----------

         ss. 4.1. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors with respect to the management of the business affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the board in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or these by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors, and the board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     ss. 4.2. Committee Records. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.


                                  ARTICLE 5
                                  OFFICERS
                                  --------

     ss. 5.1. Designation; Number; Election. The board of directors, at its initial meeting and thereafter at its first regular meeting after each annual meeting of stockholders, shall choose the officers of the corporation. Such officers shall be a president, a secretary, and a treasurer, and such vice presidents, assistant secretaries and assistant treasurers as the board of directors may choose. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any two or more offices may be held by the same person. Except as provided in Article 6, election or appointment as an officer shall not of itself create contract rights.

     ss. 5.2. Salaries. The salaries of all officers and agents of the corporation chosen by the board of directors shall be fixed by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

     ss. 5.3. Term Of Office; Removal; Vacancies. Each officer of the corporation chosen by the board of directors shall hold office until the next annual appointment of officers by the board of directors and until his or her successor is appointed and qualifies, or until his or her earlier death, resignation or removal in the manner hereinafter provided. Any officer or agent chosen by the board of directors may be removed at any time by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the corporation at any time or any new offices may be filled by the board of directors for the unexpired portion of the term.

         ss. 5.4. President. The president shall be the principal executive officer of the corporation and, subject to the direction and control of the board of directors, shall be in charge of the business of the corporation. In general, the president shall discharge all duties incident to the principal executive office of the corporation and such other duties as may be prescribed by the board of directors from time to time. Without limiting the generality of the foregoing, the president shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; shall preside at all meetings of the stockholders and, if he or she is a director of the corporation, of the board of directors; and, except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors, may execute for the corporation certificates for its shares of stock (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized, and may (without previous authorization by the board of directors) execute such contracts and other instruments as the conduct of the corporation's business in its ordinary course requires, and may accomplish such execution in each case either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. Subject to ss. 10.3, the president may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

         ss. 5.5. Vice Presidents. The vice president (and, in the event there is more than one vice president, each of the vice presidents) shall render such assistance to the president in the discharge of his or her duties as the president may direct and shall perform such other duties as from time to time may be assigned by the president or by the board of directors. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there may be more than one vice president, the vice presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice president (or each of them if there are more than one) may execute for the corporation certificates for its shares of stock (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized, and may (without previous authorization by the board of directors) execute such contracts and other instruments as the conduct of the corporation's business in its ordinary course requires, and may accomplish such execution in each case either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     ss. 5.6. Treasurer. The treasurer shall perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the board of directors or the president. Without limiting the generality of the foregoing, the treasurer shall have charge and custody of all funds and securities of the corporation and be responsible therefor and for the receipt and disbursement thereof. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors may determine.

         ss. 5.7. Secretary. The secretary shall perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the board of directors or president. Without limiting the generality of the foregoing, the secretary shall (a) record the minutes of the meetings of the stockholders and the board of directors in one or more books provided for that purpose and shall include in such books the actions by written consent of the stockholders and the board of directors; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by statute; (c) be the custodian of the corporate records and the seal of the corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign with the president, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of stock of the corporation (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized, and may (without previous authorization by the board of directors) sign with such other officers as aforesaid such contracts and other instruments as the conduct of the corporation's business in its ordinary course requires, in each case according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors; and (f) have general charge of the stock transfer books of the corporation.

         ss. 5.8. Assistant Treasurers And Assistant Secretaries. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer, in the case of assistant treasurers, or the secretary, in the case of assistant secretaries, or by the board of directors or president in either case. Each assistant secretary may sign with the president, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of stock of the corporation (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages bonds, or other instruments which the board of directors has authorized, and may (without previous authorization by the board of directors) sign with such other officers as aforesaid such contracts and other instruments as the conduct of the corporation's business in its ordinary course requires, in each case according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors. The assistant treasurers shall, if required by the board of directors give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.


                                   ARTICLE 6
                                INDEMNIFICATION
                                ---------------

         ss. 6.1. Contract With The Corporation. The provisions of Article 7 of the corporation's certificate of incorporation shall be deemed to be a contract between the corporation and each person who serves as such officer, director, employee or agent in any such capacity at any time while Article 7 of the certificate of incorporation, these by-laws and the relevant provisions of the General Corporation Law of Delaware or other applicable laws, if any, are in effect, and any repeal or modification of any such law or of Article 7 of the certificate of incorporation or of these by-laws shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     ss. 6.2. Other Rights of Indemnification. The indemnification and the advancement of expenses provided or permitted by Article 7 of the corporation's certificate of incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE 7
                       LIMITATION ON DIRECTOR'S LIABILITY
                       ----------------------------------

         The personal liability for monetary damages to the corporation or its stockholders of a person who serves as a director of the corporation shall be limited to the extent provided at the time in the certificate of incorporation of the corporation as then amended.

                                   ARTICLE 8
                    CERTIFICATES OF STOCK AND THEIR TRANSFER
                    ----------------------------------------

         ss. 8.1. Form And Execution Of Certificates. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the president or a vice president and by the secretary or an assistant secretary of the corporation, certifying the number of shares owned. Such certificates shall be in such form as may be determined by the board of directors. During the period while more than one class of stock of the corporation is authorized there will be set forth on the face or back of the certificates which the corporation shall issue to represent each class or series of stock a statement that the corporation will furnish, without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In case any officer, transfer agent or registrar of the corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar of the corporation before such certificate is issued by the corporation, such certificate may nevertheless be issued and delivered by the corporation with the same effect as if the officer, transfer agent or registrar who signed, or whose facsimile signature was placed upon, such certificate had not ceased to be such officer, transfer agent or registrar of the corporation.

         ss. 8.2. Replacement Certificates. The board of directors may direct a new certificate to be issued in place of any certificate evidencing shares of stock of the corporation theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and may require such owner to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The board of directors may delegate its authority to direct the issuance of replacement stock certificates to the transfer agent or agents of the corporation upon such conditions precedent as may be prescribed by the board.

         ss. 8.3. Transfers Of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares of stock of the corporation duly endorsed or accompanied by proper evidence of succession, assignment, or other authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, provided the corporation or a transfer agent of the corporation shall not have received a notification of adverse interest and that the conditions of Section 8-401 of Title 6 of the Delaware Code have been met.

     ss. 8.4. Registered stockholders. The corporation shall be entitled to treat the holder of record (according to the books of the corporation) of any share or shares of its stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other party whether or not the corporation shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.


                                  ARTICLE 9
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

     ss. 9.1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; provided, however, that thisss.9.1 shall not be a limitation on the powers of office granted under
Article 5 of these by-laws.

     ss. 9.2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     ss. 9.3. Checks, Drafts And Other Instruments. All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as from time to time may be determined by the resolution of the board of directors or by an officer or officers of the corporation designated by the board of directors to make such determination.

     ss. 9.4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors, or an officer or officers designated by the board of directors, may select.


                                 ARTICLE 10
                          MISCELLANEOUS PROVISIONS
                          ------------------------

     ss. 10.1. Dividends. Subject to any provisions of any applicable statute or of the certificate of incorporation of the corporation, dividends may be declared upon the capital stock of the corporation by the board of directors at any regular or special meeting thereof; and such dividends may be paid in cash, property or shares of stock of the corporation.

         ss. 10.2. Reserves. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its discretion, determines to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall determine to be conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     ss. 10.3. Voting Stock Of Other Corporations. Subject to applicable provisions of any written agreement to which the corporation and the stockholders of the corporation are parties and subject to specific direction of the board of directors, the president shall have authority to represent the corporation and to vote, on behalf of the corporation, the securities of other corporations, both domestic and foreign, held by the corporation.

     ss. 10.4. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of the next following December.

     ss. 10.5. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise applied.

     ss. 10.6. Severability. If any provision of these by-laws, or its application thereof to any person or circumstances, is held invalid, the remainder of these by-laws and the application of such provision to other persons or circumstances shall not be affected thereby.

     ss. 10.7. Amendment. Except as otherwise provided in the certificate of incorporation of the corporation, these by-laws may be amended or repealed, or new by-laws may be adopted, by resolution of the board of directors of the corporation adopted in accordance with these by-laws. These by-laws may also be amended or repealed, or new by-laws may be adopted, by action taken by the stockholders of the corporation subject to any applicable provision of the certificate of incorporation of the corporation.